Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
Rob Meyne
(702) 792-7353
robmeyne@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER RESULTS

- Acquisition of Peninsula Gaming on Track to Close in Fourth Quarter -
- Company Announces New Development Agreements in California and Florida -

LAS VEGAS - JULY 24, 2012 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2012.

Net revenues were $615.2 million for the second quarter 2012, an increase of 7.1% from $574.4 million during the same quarter in 2011. Total Adjusted EBITDA(1) for the quarter declined 3.9% to $113.8 million, compared to $118.4 million in the prior year. These results include the operations of the IP Casino Resort Spa, acquired by the Company on October 4, 2011.

Boyd Gaming's wholly-owned business, including the IP, reported second-quarter 2012 net revenues of $438.7 million, up 12.4% from the year-ago period. Wholly-owned Adjusted EBITDA for the quarter rose 4.2% to $83.1 million, up from $79.8 million in the year-ago period. Revenue growth was driven by results in our Midwest and South region, while a weaker performance in Nevada negatively impacted EBITDA. Borgata, the Company's 50% joint venture, reported second-quarter 2012 net revenues of $175.4 million, down $7.4 million from the second quarter of 2011, while Adjusted EBITDA at the property decreased $8.0 million to $30.7 million.

For the second quarter 2012, the Company reported net income of $1.0 million, or $0.01 per share, compared to a net loss of $3.0 million, or $0.03 per share, in the same period last year.
Adjusted Earnings(1) for the second quarter 2012 were $3.5 million, or $0.04 per share, compared to $0.8 million, or $0.01 per share, for the same period in 2011. Certain pre-tax items included in Adjusted Earnings for the second quarter of 2012 resulted in a net increase of $2.9 million ($2.5 million, net of tax and noncontrolling interest, or $0.03 per share). By comparison, pre-tax items included in Adjusted Earnings for the second quarter 2011 resulted in a net increase of $6.4 million ($3.7 million, net of tax and noncontrolling interest, or $0.04 per share). Pre-tax items included in Adjusted Earnings are listed in a table at the end of this press release.

“During the second half of the quarter, business trends began to weaken, and that clearly contributed to softness in our results,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “We remain encouraged by results at our Midwest and South properties, where we maintained or grew share in each of our markets. This bodes well for our acquisition of Peninsula Gaming, which is on track to be completed in the fourth quarter.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Year-To-Date Results
For the six months ended June 30, 2012, we reported net revenues of $1.25 billion, an increase of 9.6% compared to the six months ended June 30, 2011. Total Adjusted EBITDA was $247.6 million during the period, up 7.6% from the prior year.

During the six-month period 2012, our wholly-owned operations posted net revenues of $896.7 million, up 13.9% from the year-ago period, while wholly-owned Adjusted EBITDA increased 11.4% to $178.0 million. Borgata reported net revenues of $351.6 million and Adjusted EBITDA of $69.6 million during the six months ended June 30, 2012, both essentially flat with the year-ago period.

We reported net income of $6.8 million for the six months ended June 30, 2012, or $0.08 per share. By comparison, we reported a net loss of $6.5 million, or $0.07 per share, for the six months ended June 30, 2011.

Adjusted Earnings for the six months ended June 30, 2012 were $11.9 million, or $0.14 per share, compared to a loss of $0.4 million, or $0.01 per share, during the comparable period in 2011.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, second-quarter 2012 net revenues were $149.0 million, down $2.9 million from the second quarter of 2011. Second-quarter 2012 Adjusted EBITDA declined $4.0 million to $34.5 million compared to the year-ago period. Visitation and spend-per-visit among our top-tier customers remained strong during the quarter. However, EBITDA was negatively impacted by lower hold in our sports books, higher expenses associated with employee benefit programs across the country, and declines in business volumes from casual gaming customers.

Downtown
The Company's Downtown Las Vegas business generated net revenues of $55.9 million for the second quarter 2012, compared to $56.6 million in the second quarter 2011. Adjusted EBITDA was $8.1 million, a decline of $1.3 million from the year-ago quarter. Certain changes in our Hawaiian marketing programs aimed at reducing costs had a temporary impact on business volumes, but we expect those effects to reverse themselves in the third quarter.

Midwest and South
In the Midwest and South region, net revenues were $233.7 million, up 28.6% from the year-ago quarter, while Adjusted EBITDA increased 20.6% to $51.0 million. Delta Downs, Treasure Chest and the IP produced solid results during the quarter. Blue Chip reported strong results as well, after factoring out a nonrecurring $2.8 million property tax adjustment in the year-ago quarter.

The IP contributed $47.3 million in net revenues and $11.5 million in EBITDA to regional results during the quarter. Net revenues at the property declined 9.1% from the second quarter of 2011, while EBITDA rose 23.9%. Revenue was impacted by more focused marketing programs, while significant improvements in operating margins drove EBITDA gains. We recently introduced our B Connected player loyalty program at the IP, and expect to start driving additional profitable business to the property in the third quarter.

Borgata

Borgata's net revenues for the second quarter 2012 were $175.4 million, down $7.4 million from the second quarter 2011, while Adjusted EBITDA declined $8.0 million to $30.7 million in the same period. Results were impacted by higher property taxes, as well as lower volumes due to new competition in Atlantic City. However, Borgata continued to lead the Atlantic City market by a wide margin, increasing its market share during the quarter, and we expect the property to deliver a strong performance during the summer season.

Peninsula Gaming Acquisition
The Company continues to make progress toward closing the acquisition of Peninsula Gaming, LLC, announced on May 16. The transaction will add five properties to Boyd Gaming's portfolio: the Kansas Star Casino, Hotel and Event Center in Mulvane, Kansas; Diamond Jo Casino in Dubuque, Iowa; Diamond Jo Casino in Worth County, Iowa; Evangeline Downs Racetrack and Casino in Opelousas, Louisiana; and Amelia Belle Casino in Amelia, Louisiana.

In early June, the Federal Trade Commission granted Boyd Gaming an early termination of the waiting period required under Hart Scott Rodino. Subject to the satisfaction of various closing conditions, Boyd Gaming anticipates this transaction will close in the second half of the fourth quarter of this year.

New Development
Boyd Gaming today announced that it has reached separate development agreements for new projects in Broward County, Florida and Sacramento County, California.

In Florida, Boyd Gaming has entered into an agreement with Sunrise Sports Entertainment, LLP, the operator of the BankAtlantic Center, a major entertainment venue in south Florida and home to the NHL's Florida Panthers. This agreement provides the Company the opportunity to take advantage of the potential of expanded gaming in south Florida at the site of the BankAtlantic Center.

The BankAtlantic Center is the largest indoor arena of its kind in Florida, hosting more than 200 events annually. It is located directly across from Sawgrass Mills, the sixth-largest shopping mall in the country.

Separately, the Company reached an agreement with Wilton Rancheria, a federally-recognized tribe located about 30 miles southeast of Sacramento, California, to develop and manage a gaming entertainment complex. The deal is subject to the receipt of all required local, state and federal approvals, a process we believe will take approximately 24 months.

“While it is early in the process, these two agreements provide exciting long-term growth opportunities for the Company,” Keith Smith said. “The agreement with Sunrise Sports Entertainment positions us to take advantage of a potential development opportunity in an attractive location. The project would be in an ideal location in Broward County, adjacent to two attractions that already draw substantial visitor volumes, with easy access to several major traffic corridors. We are equally excited by our agreement with Wilton Rancheria in California. We look forward to working with them to develop an exciting gaming complex southeast of Sacramento.”

Conference Call Information
Boyd Gaming will host its second-quarter 2012 conference call today, July 24, at 12:00 p.m. Eastern, on which the Company will provide guidance for the third quarter 2012. The conference call number is (877) 270-2148. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=88544
Following the call's completion, a replay will be available by dialing (877) 344-7529 today, July 24, beginning at 2:00 p.m. Eastern and continuing through Tuesday, July 31, at 9 a.m. Eastern. The conference number for the replay will be 10016763. The replay will also be available on the Internet at www.boydgaming.com.

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.
Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the anticipated acquisition of Peninsula Gaming, the timing for completion of such acquisition and the anticipated benefits from such transaction; the anticipated benefits from new development arrangements with Wilton Rancheria and SSE, the expectation that legislation and other regulations will pass permitting these developments, and the timing for the approvals for such developments; the expected benefits from introducing B Connected to the IP; the expectations regarding Borgata's results for the summer season; the expectation that there will be future outstanding results at IP, that marketing costs will be refined and synergies will be realized; the impact of new competition on Borgata; and that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the satisfaction to the various conditions to our pending acquisition of Peninsula Gaming, and whether such conditions will be satisfied when expected, or at all; the availability of financing for such acquisition on terms that are acceptable to us, if at all; the receipt of legislative, and other state, federal and local approvals for development projects in Florida; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

The results of IP are included in our condensed consolidated statements of operations for the three and six months ended June 30, 2012.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues
Gaming	$515,053	$486,557	$1,050,801	$968,492
Food and beverage	105,269	94,585	211,401	186,662
Room	69,628	60,459	135,625	117,050
Other	35,825	33,276	71,657	66,307
Gross revenues	725,775	674,877	1,469,484	1,338,511
Less promotional allowances	110,553	100,474	221,179	199,162
Net revenues	615,222	574,403	1,248,305	1,139,349

Costs and expenses
Gaming	240,253	223,173	489,208	449,782
Food and beverage	60,359	50,080	114,437	97,648
Room	15,931	13,514	30,066	26,335
Other	26,691	27,335	52,752	53,574
Selling, general and administrative	110,454	96,783	220,171	192,571
Maintenance and utilities	39,570	36,773	78,333	74,188
Depreciation and amortization	50,702	48,488	100,716	99,072
Corporate expense	13,009	12,264	25,880	25,544
Preopening expense	2,210	1,741	3,870	3,572
Other operating items, net	(2,196)	2,262	(1,949)	6,969
Total costs and expenses	556,983	512,413	1,113,484	1,029,255
Operating income	58,239	61,990	134,821	110,094

Other expense (income)
Interest income	(408)	(20)	(412)	(25)
Interest expense, net of amounts capitalized	64,788	66,694	128,616	123,985
Fair value adjustment of derivative instruments	—	48	—	265
Loss on early retirements of debt, net	—	—	—	20
Total other expense, net	64,380	66,722	128,204	124,245

Income (loss) before income taxes	(6,141)	(4,732)	6,617	(14,151)
Income taxes	5,450	(911)	(833)	2,197
Net income (loss)	(691)	(5,643)	5,784	(11,954)
Net loss attributable to noncontrolling interest	1,668	2,692	1,045	5,482
Net income (loss) attributable to Boyd Gaming Corporation	$977	$(2,951)	$6,829	$(6,472)

Basic net income (loss) per common share	$0.01	$(0.03)	$0.08	$(0.07)

Weighted average basic shares outstanding	87,588	87,204	87,559	87,181

Diluted net income (loss) per common share	$0.01	$(0.03)	$0.08	$(0.07)

Weighted average diluted shares outstanding	87,829	87,204	87,978	87,181

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended June 30, 2012. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended June 30, 2012
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable		LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$362,581	$152,472	$—	$515,053	$—		$—	$515,053
Food and beverage	69,399	35,870	—	105,269	—		—	105,269
Room	39,957	29,671	—	69,628	—		—	69,628
Other	25,665	10,160	—	35,825	2,724		(2,724)	35,825
Gross revenues	497,602	228,173	—	725,775	2,724		(2,724)	725,775
Less promotional allowances	57,796	52,757	—	110,553	—		—	110,553
Net revenues	439,806	175,416	—	615,222	2,724		(2,724)	615,222

Costs and expenses
Gaming	175,668	64,585	—	240,253	—		—	240,253
Food and beverage	41,411	18,948	—	60,359	—		—	60,359
Room	12,179	3,752	—	15,931	—		—	15,931
Other	18,707	7,984	—	26,691	—		—	26,691
Selling, general and administrative	75,458	34,990	—	110,448	6		—	110,454
Maintenance and utilities	25,147	14,423	—	39,570	—		—	39,570
Depreciation and amortization	34,688	16,014	—	50,702	—		—	50,702
Corporate expense	13,009	—	—	13,009	—		—	13,009
Preopening expense	4,826	108	—	4,934	—		(2,724)	2,210
Other operating items, net	(36)	(2,160)	—	(2,196)	—		—	(2,196)
Total costs and expenses	401,057	158,644	—	559,701	6		(2,724)	556,983

Operating income from Borgata	8,386	—	(8,386)	—	—		—	—

Operating income	47,135	16,772	(8,386)	55,521	2,718		—	58,239

Other expense (income)
Interest income	(408)	—	—	(408)	—	—	—	(408)
Interest expense, net of amounts capitalized	41,491	20,648	—	62,139	2,649		—	64,788
Other non-operating expenses from Borgata, net	10,121	—	(10,121)	—	—		—	—
Total other expense, net	51,204	20,648	(10,121)	61,731	2,649		—	64,380

Income (loss) before income taxes	(4,069)	(3,876)	1,735	(6,210)	69		—	(6,141)
Income taxes	5,046	404	—	5,450	—		—	5,450

Net income (loss)	977	(3,472)	1,735	(760)	69		—	(691)
Net loss attributable to noncontrolling interest	—	—	1,737	1,737	—		(69)	1,668

Net income attributable to Boyd Gaming Corp	$977	$(3,472)	$3,472	$977	$69		$(69)	$977

Basic net income per common share	$0.01							$0.01

Weighted average basic shares outstanding	87,588							87,588

Diluted net income per common share	$0.01							$0.01

Weighted average diluted shares outstanding	87,829							87,829

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended June 30, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended June 30, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$324,419	$162,138	$—	$486,557	$—	$—	$486,557
Food and beverage	57,527	37,058	—	94,585	—	—	94,585
Room	30,642	29,817	—	60,459	—	—	60,459
Other	22,680	10,596	—	33,276	2,769	(2,769)	33,276
Gross revenues	435,268	239,609	—	674,877	2,769	(2,769)	674,877
Less promotional allowances	43,621	56,853	—	100,474	—	—	100,474
Net revenues	391,647	182,756	—	574,403	2,769	(2,769)	574,403

Costs and expenses
Gaming	157,724	65,449	—	223,173	—	—	223,173
Food and beverage	32,049	18,031	—	50,080	—	—	50,080
Room	9,761	3,753	—	13,514	—	—	13,514
Other	18,553	8,782	—	27,335	—	—	27,335
Selling, general and administrative	64,084	32,699	—	96,783	—	—	96,783
Maintenance and utilities	21,353	15,386	—	36,739	34	—	36,773
Depreciation and amortization	31,940	16,548	—	48,488	—	—	48,488
Corporate expense	12,264	—	—	12,264	—	—	12,264
Preopening expense	4,418	92	—	4,510	—	(2,769)	1,741
Other operating items, net	1,513	749	—	2,262	—	—	2,262
Total costs and expenses	353,659	161,489	—	515,148	34	(2,769)	512,413

Operating income from Borgata	10,634	—	(10,634)	—	—	—	—

Operating income	48,622	21,267	(10,634)	59,255	2,735	—	61,990

Other expense (income)
Interest income	(20)	—	—	(20)	—	—	(20)
Interest expense, net of amounts capitalized	40,059	21,328	—	61,387	5,307	—	66,694
Fair value adjustment of derivative instruments	48	—	—	48	—	—	48
Other non-operating expenses from Borgata, net	10,754	—	(10,754)	—	—	—	—
Total other expense, net	50,841	21,328	(10,754)	61,415	5,307	—	66,722

Income (loss) before income taxes	(2,219)	(61)	120	(2,160)	(2,572)	—	(4,732)
Income taxes	(732)	(179)	—	(911)	—	—	(911)

Net income (loss)	(2,951)	(240)	120	(3,071)	(2,572)	—	(5,643)
Net loss attributable to noncontrolling interest	—	—	120	120	—	2,572	2,692

Net loss attributable to Boyd Gaming Corp	$(2,951)	$(240)	$240	$(2,951)	$(2,572)	$2,572	$(2,951)

Basic net loss per common share	$(0.03)						$(0.03)

Weighted average basic shares outstanding	87,204						87,204

Diluted net loss per common share	$(0.03)						$(0.03)

Weighted average diluted shares outstanding	87,204						87,204

The following table sets forth the impact of the consolidation of Borgata and LVE during the six months ended June 30, 2012. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Six Months Ended June 30, 2012
	Boyd Gaming		Borgata		Boyd/Borgata	LVE (Variable		LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations		Subtotal	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$742,876	$307,925	$—		$1,050,801	$—		$—	$1,050,801
Food and beverage	139,285	72,116	—		211,401	—		—	211,401
Room	78,797	56,828	—		135,625	—		—	135,625
Other	52,919	18,738	—		71,657	5,448		(5,448)	71,657
Gross revenues	1,013,877	455,607	—		1,469,484	5,448		(5,448)	1,469,484
Less promotional allowances	117,138	104,041	—	1	221,179	—		—	221,179
Net revenues	896,739	351,566	—		1,248,305	5,448		(5,448)	1,248,305

Costs and expenses
Gaming	361,575	127,633	—		489,208	—		—	489,208
Food and beverage	77,648	36,789	—		114,437	—		—	114,437
Room	23,112	6,954	—		30,066	—		—	30,066
Other	38,437	14,315	—		52,752	—		—	52,752
Selling, general and administrative	152,633	67,529	—		220,162	9		—	220,171
Maintenance and utilities	49,603	28,730	—		78,333	—		—	78,333
Depreciation and amortization	69,572	31,144	—		100,716	—		—	100,716
Corporate expense	25,880	—	—		25,880	—		—	25,880
Preopening expense	9,078	240	—		9,318	—		(5,448)	3,870
Other operating items, net	239	(2,188)	—		(1,949)	—		—	(1,949)
Total costs and expenses	807,777	311,146	—		1,118,923	9		(5,448)	1,113,484

Operating income from Borgata	20,210		(20,210)		—	—		—	—

Operating income	109,172	40,420	(20,210)		129,382	5,439		—	134,821

Other expense (income)
Interest income	(412)	—	—		(412)	—	—	—	(412)
Interest expense, net of amounts capitalized	81,444	41,130	—		122,574	6,042		—	128,616
Other non-operating expenses from Borgata, net	20,651	—	(20,651)		—	—		—	—
Total other expense, net	101,683	41,130	(20,651)		122,162	6,042		—	128,204

Income (loss) before income taxes	7,489	(710)	441		7,220	(603)		—	6,617
Income taxes	(660)	(173)	—		(833)	—		—	(833)

Net income (loss)	6,829	(883)	441		6,387	(603)		—	5,784
Net (income) loss attributable to noncontrolling interest	—	—	442		442	—		603	1,045

Net income attributable to Boyd Gaming Corp	$6,829	$(883)	$883		$6,829	$(603)		$603	$6,829

Basic net income per common share	$0.08								$0.08

Weighted average basic shares outstanding	87,559								87,559

Diluted net income per common share	$0.08								$0.08

Weighted average diluted shares outstanding	87,978								87,978

The following table sets forth the impact of the consolidation of Borgata and LVE during the six months ended June 30, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Six Months Ended June 30, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$654,498	$313,994	$—	$968,492	$—	$—	$968,492
Food and beverage	115,139	71,523	—	186,662	—	—	186,662
Room	60,942	56,108	—	117,050	—	—	117,050
Other	46,407	19,900	—	66,307	5,410	(5,410)	66,307
Gross revenues	876,986	461,525	—	1,338,511	5,410	(5,410)	1,338,511
Less promotional allowances	89,483	109,679	—	199,162	—	—	199,162
Net revenues	787,503	351,846	—	1,139,349	5,410	(5,410)	1,139,349

Costs and expenses
Gaming	319,357	130,425	—	449,782	—	—	449,782
Food and beverage	63,692	33,956	—	97,648	—	—	97,648
Room	19,445	6,890	—	26,335	—	—	26,335
Other	37,720	15,854	—	53,574	—	—	53,574
Selling, general and administrative	129,025	63,546	—	192,571	—	—	192,571
Maintenance and utilities	42,420	30,837	—	73,257	931	—	74,188
Depreciation and amortization	63,658	35,414	—	99,072	—	—	99,072
Corporate expense	25,544	—	—	25,544	—	—	25,544
Preopening expense	8,890	92	—	8,982	—	(5,410)	3,572
Other operating items, net	1,204	5,765	—	6,969	—	—	6,969
Total costs and expenses	710,955	322,779	—	1,033,734	931	(5,410)	1,029,255

Operating income from Borgata	14,534	—	(14,534)	—	—	—	—

Operating income	91,082	29,067	(14,534)	105,615	4,479	—	110,094

Other expense (income)
Interest income	(25)	—	—	(25)	—	—	(25)
Interest expense, net of amounts capitalized	79,940	38,611	—	118,551	5,434	—	123,985
Fair value adjustment of derivative instruments	265	—	—	265	—	—	265
Loss on early retirements of debt, net	20	—	—	20	—	—	20
Other non-operating expenses from Borgata, net	19,060	—	(19,060)	—	—	—	—
Total other expense, net	99,260	38,611	(19,060)	118,811	5,434	—	124,245

Income (loss) before income taxes	(8,178)	(9,544)	4,526	(13,196)	(955)	—	(14,151)
Income taxes	1,706	491	—	2,197	—	—	2,197

Net income (loss)	(6,472)	(9,053)	4,526	(10,999)	(955)	—	(11,954)
Net loss attributable to noncontrolling interest	—	—	4,527	4,527	—	955	5,482

Net loss attributable to Boyd Gaming Corp	$(6,472)	$(9,053)	$9,053	$(6,472)	$(955)	$955	$(6,472)

Basic net loss per common share	$(0.07)						$(0.07)

Weighted average basic shares outstanding	87,181						87,181

Diluted net loss per common share	$(0.07)						$(0.07)

Weighted average diluted shares outstanding	87,181						87,181

The following tables reconcile Adjusted earnings (loss) and Adjusted earnings (loss) per share to Net income (loss) attributable to Boyd Gaming Corporation and Net income (loss) per share, respectively, as reported in accordance with GAAP. The weighted average shares outstanding represent the shares used in the diluted net income per share computations, except to the extent such common share equivalents are anti-dilutive. Also, during periods in which our adjusted earnings result in a loss, our basic shares outstanding are used in the computation of Adjusted loss per share, as any common share equivalents would be anti-dilutive.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$977	$(2,951)	$6,829	$(6,472)
Adjustments related to Boyd Gaming:
Preopening expense, excluding impact of LVE	$4,826	$4,418	$9,078	$8,890
Acquisition related expenses	6,243	370	6,272	370
Gain on insurance settlement, net of flood expense	(6,293)	1,143	(6,091)	1,143
Miscellaneous non-recurring adjustments, net	14	—	58	(309)
Adjustments to property tax accruals, net	—	(772)	(597)	(3,538)
Change in fair value of derivative instruments	—	48	—	265
Loss on early retirements of debt, net	—	—	—	20
Adjustments related to Borgata:
Other operating items, net	$(2,160)	$749	$(2,188)	$5,765
Preopening expense	108	92	240	92
Other valuation adjustments related to consolidation, net	162	367	146	(327)
Total adjustments	$2,900	$6,415	$6,918	$12,371

Income tax effect for above adjustments	(1,306)	(2,093)	(2,716)	(3,745)
Impact on noncontrolling interest, net	945	(604)	901	(2,599)
Adjusted earnings (loss)	$3,516	$767	$11,932	$(445)

Adjusted earnings (loss) per share	$0.04	$0.01	$0.14	$(0.01)

Weighted average shares outstanding	87,829	87,204	87,978	87,181

Net income (loss) per share	$0.01	$(0.03)	$0.08	$(0.07)
Adjustments related to Boyd Gaming:
Preopening expense, excluding impact of LVE	$0.05	$0.04	$0.10	$0.09
Acquisition related expenses	0.07	0.01	0.07	—
Gain on insurance settlement, net of flood expense	(0.07)	0.01	(0.07)	0.01
Miscellaneous non-recurring adjustments, net	—	—	—	—
Adjustments to property tax accruals, net	—	(0.01)	(0.01)	(0.04)
Change in fair value of derivative instruments	—	—	—	—
Loss on early retirements of debt, net	—	—	—	—
Adjustments related to Borgata:
Other operating items, net	$(0.02)	$0.01	$(0.02)	$0.07
Preopening expense	—	—	—	—
Other valuation adjustments related to consolidation, net	—	0.01	—	—
Total adjustments	$0.03	$0.07	$0.07	$0.13
Income tax effect for above adjustments	(0.01)	(0.02)	(0.03)	(0.04)
Impact on noncontrolling interest, net	0.01	(0.01)	0.02	(0.03)
Adjusted earnings (loss) per share	$0.04	$0.01	$0.14	$(0.01)

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three and six months ended June 30, 2012 and 2011. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)
Net Revenues
Las Vegas Locals	$148,987	$151,836	$303,776	$306,355
Downtown Las Vegas	55,939	56,585	112,947	112,251
Midwest and South (1)	233,728	181,751	477,450	365,881
Atlantic City	175,416	182,756	351,566	351,846
Reportable Segment Net revenues	614,070	572,928	1,245,739	1,136,333
Other	1,152	1,475	2,566	3,016
Net revenues	$615,222	$574,403	$1,248,305	$1,139,349

Adjusted EBITDA
Las Vegas Locals	$34,535	$38,570	$73,021	$78,213
Downtown Las Vegas	8,109	9,366	16,541	18,370
Midwest and South (1)	51,003	42,276	109,133	83,487
Wholly-owned Property Adjusted EBITDA	93,647	90,212	198,695	180,070
Corporate expense	(10,547)	(10,457)	(20,674)	(20,256)
Wholly-owned Adjusted EBITDA	83,100	79,755	178,021	159,814
Atlantic City	30,735	38,657	69,616	70,339
Our share of Borgata's operating income before net
amortization, preopening and other items	—	—	—	—
Adjusted EBITDA	$113,835	$118,412	$247,637	$230,153

Unallocated costs and expenses
Deferred rent	$996	$1,032	$1,992	$2,068
Depreciation and amortization	50,702	48,488	100,716	99,072
Preopening expenses	2,210	1,741	3,870	3,572
Share-based compensation expense	2,837	2,140	5,953	5,953
Other operating items, net	(2,196)	2,262	(1,949)	6,969
Other	1,047	759	2,234	2,425
Total unallocated costs and expenses	55,596	56,422	112,816	120,059
Operating income	58,239	61,990	134,821	110,094
Other expense
Interest expense, net	64,380	66,674	128,204	123,960
Fair value adjustment of derivative instruments	—	48	—	265
(Gain) loss on early retirements of debt, net	—	—	—	20
Total other expense, net	64,380	66,722	128,204	124,245
Income (loss) before income taxes	(6,141)	(4,732)	6,617	(14,151)
Income taxes	5,450	(911)	(833)	2,197
Net income (loss)	(691)	(5,643)	5,784	(11,954)
Net (income) loss attributable to noncontrolling interest	1,668	2,692	1,045	5,482
Net income (loss) attributable to Boyd Gaming Corporation	$977	$(2,951)	$6,829	$(6,472)

(1) During the three and six months ended June 30, 2012, IP provided $47.3 and $96.4 million in Net Revenues and $11.5 and $24.2 million in Wholly-owned Property Adjusted EBITDA, respectively.

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the previous table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
Corporate expense as reported on our consolidated statements of operations	$13,009	$12,264	$25,880	$25,544
Corporate share-based compensation expense	(2,462)	(1,807)	(5,206)	(5,288)
Corporate expense as reported on the previous table	$10,547	$10,457	$20,674	$20,256

The following table presents Borgata's condensed consolidated statements of operations for the three and six months ended June 30, 2012 and 2011, as reflected in our condensed consolidated statements presented herein. These results present the impact of certain valuation adjustments made upon consolidation; however, these adjustments were not pushed down to Borgata and are therefore not reflected in Borgata's stand alone financial statements.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands)
Revenues
Gaming	$152,472	$162,138	$307,925	$313,994
Food and beverage	35,870	37,058	72,116	71,523
Room	29,671	29,817	56,828	56,108
Other	10,160	10,596	18,738	19,900
Gross revenues	228,173	239,609	455,607	461,525
Less promotional allowances	52,757	56,853	104,041	109,679
Net revenues	175,416	182,756	351,566	351,846

Costs and expenses
Gaming	64,585	65,449	127,633	130,425
Food and beverage	18,948	18,031	36,789	33,956
Room	3,752	3,753	6,954	6,890
Other	7,984	8,782	14,315	15,854
Selling, general and administrative	34,990	32,699	67,529	63,546
Maintenance and utilities	14,423	15,386	28,730	30,837
Depreciation and amortization	16,014	16,548	31,144	35,414
Preopening expense	108	92	240	92
Other operating items, net	(2,160)	749	(2,188)	5,765
Total costs and expenses	158,644	161,489	311,146	322,779
Operating income	16,772	21,267	40,420	29,067

Other expense
Interest expense, net of amounts capitalized	20,648	21,328	41,130	38,611
Total other expense, net	20,648	21,328	41,130	38,611
Income (loss) before income taxes	(3,876)	(61)	(710)	(9,544)
Income taxes	404	(179)	(173)	491
Net income (loss)	$(3,472)	$(240)	$(883)	$(9,053)

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: maintaining an exceptional customer experience, keeping a tight rein on costs and delivering strong results; that the IP Casino Resort Spa gives the Company a leading presence in an important market, that it will be integrated into the Company's business, and that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities; the Company's belief that Borgata would have achieved both revenue and EBITDA growth but for Hurricane Irene; and that the Company's B Connected Online and B Connected Mobile tools will continue to contribute to growth among its customers. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.